Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CarrAmerica Realty Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 033-72974, 333-53751, 333-50019, 333-18451, 333-80164 and 333-114049) on Form S-3 and registration statements (No. 033-92136, 333-33313, 333-88555 and 333-88557) on Form S-8 of CarrAmerica Realty Corporation of our reports dated February 22, 2006, with respect to the consolidated balance sheets of CarrAmerica Realty Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of CarrAmerica Realty Corporation.

/s/KPMG LLP

Washington, DC

February 22, 2006